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Exhibit 1.1

28,750,000 Units

VANTAGE ENERGY SERVICES, INC.

UNDERWRITING AGREEMENT

        [                        ], 2007

Deutsche Bank Securities Inc.
As Representative of the
Several Underwriters

c/o Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005

Ladies and Gentlemen:

        Vantage Energy Services, Inc., a Delaware corporation (the "Company"), proposes to sell to the several underwriters (the "Underwriters") named in Schedule I hereto for whom you are acting as representative (the "Representative") an aggregate of twenty-five million (25,000,000) units of the Company (the "Firm Units"), with each unit consisting of one share of the Company's common stock, $0.001 par value per share (the "Common Stock"), and one warrant (collectively, the "Warrants") to purchase one share of Common Stock. The respective amounts of Firm Units to be so purchased by the each of the several Underwriters are set forth opposite their respective names in Schedule I hereto. The Company also proposes to sell, at the Underwriters' option ("Over-allotment Option"), an aggregate of up to three million seven hundred and fifty thousand (3,750,000) additional units of the Company (the "Option Units") as set forth below. The terms of the Warrants are provided for in the form of Warrant Agreement (as defined herein).

        As the Representative, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Units set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Units if you elect to exercise the Over-allotment Option in whole or in part for the accounts of the several Underwriters. The Firm Units and the Option Units (to the extent the Over-allotment Option is exercised) are hereinafter collectively referred to as the "Units", and the Units, the shares of Common Stock and the Warrants included in the Units and the shares of Common Stock issuable upon exercise of the Warrants are hereinafter collectively referred to as the "Securities."

        Deutsche Bank Securities Inc. ("DBSI") has agreed to reserve up to 500,000 of the Units to be purchased by it under this Agreement for sale to the Company's directors, officers, employees and business associates and other parties related to the Company (collectively, "Participants"), as set forth in the Prospectus (as defined below) under the heading "Underwriting" (the "Directed Unit Program"). The Units to be sold by DBSI and its affiliates pursuant to the Directed Unit Program are referred to hereinafter as the "Directed Units." Any Directed Units not orally confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

        In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

        1.    Representations and Warranties of the Company.

          The Company represents and warrants to each of the Underwriters as follows:

          (a)   A registration statement on Form S-1 (File No. 333-138565) with respect to the Securities and the Representative's Securities (as defined herein) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act, is herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A or 430C under the Act and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means the form of prospectus first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus." Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Act, and prior to the termination of the offering of the Units by the Underwriters.

          The Company has filed with the Commission a Form 8-A (File Number 000-[            ]) providing for the registration under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of the Securities and the Representative's Securities. The Units, the Warrants and the Common Stock have been duly listed, and admitted and authorized for trading, subject only to official notice of issuance, on the American Stock Exchange, and the Company knows of no reason or set of facts which is likely to adversely affect such approval. Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or has instituted or, to the Company's knowledge, threatened to institute any proceedings with respect to such an order. Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the effectiveness of the Registration Statement and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or is pending or to the Company's knowledge is contemplated or threatened by the Commission.

          (b)   As of the Applicable Time (as defined herein) and as of the Closing Date or the Option Closing Date (each as defined herein), as the case may be, the Statutory Prospectus (as defined herein) and the information included on Schedule II hereto, all considered together (collectively, the "General Disclosure Package"), did not and will not include any untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has not prepared or used a "free writing prospectus" as defined in Rule 405 under the Act, in connection with the offering of Securities. As used in this subsection and elsewhere in this Agreement:

          "Applicable Time" means            [a/p]m (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representative.

          "Statutory Prospectus" as of any time means the Preliminary Prospectus relating to the Securities or the Representative's Securities that is included in the Registration Statement immediately prior to that time.

          (c)   The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to (i) own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and (ii) enter into this Agreement and the Warrant Agreement (as defined herein), the Representative's Purchase Option (as defined herein), the Trust Agreement (as defined herein), the Lease Agreement (as defined herein) and the Escrow Agreement (as defined herein) and to carry out the transactions contemplated herein and therein. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other business entity. The Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Registration Statement, the General Disclosure Package and the Prospectus.

          (d)   All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The offers and sales of the outstanding Common Stock and Warrants were at all relevant times either registered under the Act and the applicable state securities or Blue Sky Laws or exempt from such registration requirements.

          (e)   The shares of Common Stock that constitute the Securities and Representative's Securities have been duly authorized, and when issued and paid for in accordance with the terms hereof and in accordance with the Securities and the Representative's Securities, will be validly issued, fully paid and non-assessable; the holders of such shares of Common Stock are not and will not be subject to personal liability by reason of being such holders; the Securities and the Representative's Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities and the Representative's Securities has been duly and validly taken.

          (f)    When issued, the Representative's Purchase Option, the Representative's Warrants and the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor in accordance with the terms thereof, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Representative's Purchase Option, Representative's Warrants and Warrants are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (g)   Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, in each case as of the Applicable Time, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

          (h)   The information set forth under the caption "Capitalization" in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) is true and correct. All of the Securities conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. The form of certificates for the Common Stock conforms to the corporate law requirements of the jurisdiction of the Company's incorporation and the requirements of the American Stock Exchange. Except as set forth in, or contemplated by, the Registration Statement, the General Disclosure Package and the Prospectus, on the effective date of the Registration Statement (the "Effective Date") and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued, shares of Common Stock of the Company or any security convertible into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

          (i)    The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, or the Prospectus relating to the proposed offering of the Securities and the Representative's Securities, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company's knowledge, threatened by the Commission. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact; and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein.

          (j)    The agreements and documents described in the Registration Statement, the General Disclosure Package and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the General Disclosure Package or the Prospectus, or (ii) is material to the Company's business, has been duly and validly executed by the Company, is in full force and effect and is enforceable against the Company and, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, any other party is in breach or default thereunder and no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder. Performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

          (k)   No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company within the three years prior to the date hereof, except as disclosed in the Registration Statement.

          (l)    All information contained in the questionnaires completed by each of the Company's stockholders immediately prior to the offering and listed in Schedule II (the "Initial Stockholders") and provided to the Underwriter as an exhibit to such Initial Stockholder's Insider Letter (as defined herein) is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by each Initial Stockholder to become inaccurate and incorrect in any material respect.

          (m)  The Company has caused to be duly executed legally binding and enforceable agreements (except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification, contribution or noncompete provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought) the agreements substantially on the form annexed as Exhibits 10.[4] through 10.[9] to the Registration Statement (the "Insider Letters"), pursuant to which each of the Initial Stockholders of the Company agrees to certain matters including, but not limited to, certain matters described as being agreed to by them under the "Proposed Business" section of the Registration Statement, the General Disclosure Package and the Prospectus.

          (n)   The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Securities and the Representative's Securities other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act.

          (o)   The financial statements of the Company, together with related notes and schedules as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly the financial position and the results of operations and cash flows of the Company, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting ("GAAP"), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected consolidated financial and statistical data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any "variable interest entities" within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.

          (p)   UHY LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the "PCAOB").

          (q)   Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company is not aware of (i) any material weakness in its internal control over financial reporting or (ii) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

          (r)   Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the American Stock Exchange thereunder (the "Sarbanes-Oxley Act") has been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company.

          (s)   There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company, or, to the knowledge of the Company, pending or threatened against any of the Initial Stockholders, before any court or administrative agency or otherwise which if determined adversely to the Company would either (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a "Material Adverse Effect"), except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

          (t)    On April 9, 2007, the Company entered into a lease agreement (the "Lease Agreement"), pursuant to which Gateway Ridgecrest, Inc. will lease to the Company certain office space at 777 Post Oak Boulevard, Houston, Texas, for approximately $8,000 per month until June 30, 2010.

          (u)   Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, in each case as in effect as of the Applicable Time, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, in each case as in effect as of the Applicable Time,. The Company has no material contingent obligations which are not disclosed in the Company's financial statements which are included in the Registration Statement, the General Disclosure Package and the Prospectus, in each case as in effect as of the Applicable Time.

          (v)   The Company is not, nor with the giving of notice or lapse of time or both, will be, (i) in violation of its certificate of incorporation, by-laws, or other organizational documents or (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, solely with respect to this clause (ii), which violation or default would have a Material Adverse Effect. The execution, delivery, and performance by the Company of this Agreement, the Warrant Agreement, the Representative's Purchase Option, the Trust Agreement, the Lease Agreement and the Escrow Agreement, the consummation by the Company of the transactions herein and therein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound, or of the certificate of incorporation or by-laws of the Company or any law, order, rule or regulation judgment, order, writ or decree applicable to the Company of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction.

          (w)  This Agreement, the Warrant Agreement, the Trust Agreement, the Lease Agreement and the Escrow Agreement have been duly and validly authorized by the Company and constitute, and the Representative's Purchase Option, has been duly and validly authorized by the Company and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. This Agreement has been duly executed and delivered by the Company.

          (x)   Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement, the Warrant Agreement, the Representative's Purchase Option, the Trust Agreement, the Lease Agreement and the Escrow Agreement and the consummation of the transactions herein and therein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Securities for public offering by the Underwriters under state securities or Blue Sky Laws) has been obtained or made and is in full force and effect.

          (y)   Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, in each case as of the Applicable Time, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder's, consulting or origination fee by the Company or any Initial Stockholder with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company's knowledge, any Initial Stockholder that may affect the Underwriter's compensation, as determined by the NASD.

          (z)   The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder's fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any NASD member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any NASD member (other than the NASD or the Commission), in each case, within the twelve months prior to the Effective Date.

          (aa)    None of the net proceeds of the offering will be paid by the Company to any participating NASD member or its affiliates, except as specifically authorized herein and except as may be paid in connection with an initial Business Combination (as defined herein) and/or one or more other transactions after the initial Business Combination, including without limitation in connection with the payment of investment banking fees, fees in connection with fairness opinions and the like.

          (bb)    Except as disclosed in questionnaires completed by such persons and provided to the Representatives, no officer, director or any beneficial owner of the Company's unregistered securities has any direct or indirect affiliation or association with any NASD member. The Company will advise the Representative if it learns that any officer or director is or becomes an affiliate or associated person of an NASD member participating in the offering.

          (cc)    Neither the Company nor any of its affiliates, has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

          (dd)    The Company is not, and after giving effect to the offering and sale of the Units contemplated hereunder and the application of the net proceeds from such sale as described in the General Disclosure Package and Prospectus, will not be, an "investment company" within the meaning of such term under the Investment Company Act of 1940 as amended (the "1940 Act"), and the rules and regulations of the Commission thereunder.

          (ee)    The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

          (ff)    The Company has entered into a warrant agreement with respect to the Warrants and the Representative's Warrants with Continental Stock Transfer & Trust Company substantially in the form of Exhibit [4.5] to the Registration Statement (the "Warrant Agreement").

          (gg)    The Company has caused the Initial Stockholders to enter into a securities escrow agreement (the "Escrow Agreement") with Continental Stock Transfer & Trust Company (the "Escrow Agent") substantially in the form of Exhibit [10.2] to the Registration Statement. The Escrow Agreement is enforceable against each of the Initial Stockholders (except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought) and will not, with or without the giving of notice or the lapse of time or both, result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, any agreement or instrument to which any of the Initial Stockholders is a party.

          (hh)    The Company has entered into an investment management trust agreement with Continental Stock Transfer & Trust Company, (the "Trust Agreement") with respect to certain proceeds of the offering substantially in the form of Exhibit [10.1] to the Registration Statement.

          (ii)    Except as provided in the Registration Statement, the General Disclosure Package and the Prospectus, in each case as in existence as of the Applicable Time, no Initial Stockholder, employee, officer or director of the Company is subject to any non-competition or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be an Initial Stockholder, employee, officer and/or director of the Company.

          (jj)    Upon delivery and payment for the Firm Units on the Closing Date, the Company will not be subject to Rule 419 under the Act and none of the Company's outstanding securities will be deemed to be a "penny stock" as defined in Rule 3a-51-1 under the Exchange Act.

          (kk)    The Company does not have any specific Business Combination (as defined below) under consideration and the Company has not (nor has anyone on its behalf), directly or indirectly, contacted any prospective acquisition candidate or its representatives or had any discussions, formal or otherwise, with respect to such a transaction. There has been no communications or discussions between any of the Company's officers or directors and any of their potential contacts or relationships regarding a potential Business Combination.

          (ll)    The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the "Money Laundering Laws"), and no action, suit, proceeding or investigation by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its directors, officers, agents or employees with respect to the Money Laundering Laws is pending or threatened.

          (mm)    The operations of the Company are and have been conducted at all times in compliance with applicable requirements of the Foreign Corrupt Practices Act, as amended and all applicable rules and regulations thereunder (collectively, the "FCPA Laws"), and no action, suit, proceeding or investigation by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its directors, officers, agents or employees with respect to the FCPA Laws is pending or threatened.

          (nn)    Neither the Company nor any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

          (oo)    The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (pp)    To the Company's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement.

          (qq)    There are no relationships or related-party transactions involving the Company or any other person required to be described in the Prospectus which have not been described as required.

          (rr)    Neither the Company nor any of the Initial Stockholders nor any person acting on behalf of the Company (other than the Underwriters) has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law which violation is required to be disclosed in the Prospectus.

          (ss)    No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Units in any jurisdiction where the Directed Units are being offered.

          (tt)    The Company has not offered, or caused DBSI or its affiliates to offer, Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

          (uu)    There are no material contracts or documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto that have not been so described or filed as required.

        2.    Purchase, Sale and Delivery of the Units.

          (a)   On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $7.44 per Unit, the number of Firm Units set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

          (b)   Payment for the Firm Units to be sold hereunder is to be made in Federal (same day) funds against delivery of certificates therefor to the Representative for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than four business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.) Payment for the Firm Units shall be made on the Closing Date by wire transfer in Federal (same day) funds, as follows: one hundred ninety million, ($191,000,000) (without giving effect to the over-allotment option) shall be deposited in the trust account established by the Company for the benefit of the public securityholders as described in the Registration Statement (the "Trust Fund") pursuant to the terms of the Trust Agreement (including six million dollars ($6,000,000) as deferred underwriting discount, which is to be paid to the Underwriters upon consummation of the initial Business Combination). One million dollars ($1,000,000) of the proceeds shall be paid to the Company upon delivery to you of certificates (in form and substance satisfactory to the Underwriters) representing the Firm Units (or through the facilities of DTC) for the account of the Underwriters. The Firm Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two full business days prior to the Closing Date. The Company will permit the Representative to examine and package the Firm Units for delivery, at least one full business day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Units except upon tender of payment by the Representative for all the Firm Units.

          (c)   In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Units at the price per share as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representative of the several Underwriters, to the Company setting forth the number of Option Units as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Units are to be delivered shall be determined by the Representative but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Units to be purchased by each Underwriter shall be in the same proportion to the total number of Option Units being purchased as the number of Firm Units being purchased by such Underwriter bears to the total number of Firm Units, adjusted by you in such manner as to avoid fractional units. The option with respect to the Option Units granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters. You, as Representative of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Units shall be made on the Option Closing Date in Federal (same day funds) through the facilities of The Depository Trust Company in New York, New York drawn to the order of the Company. Payment for the Option Units shall be made on the Option Closing Date by wire transfer in Federal (same day) funds, as follows: $7.68 per Option Unit sold shall be deposited in the Trust Fund pursuant to the Trust Agreement (including $0.24 per Option Unit to be held in the Trust Fund as deferred underwriting discount, which is to be paid to the Underwriters upon consummation of the initial Business Combination) upon delivery to you of certificates (in form and substance satisfactory to the Underwriters) representing the Option Units sold (or through the facilities of DTC) for the account of the Underwriters. The Company shall not be obligated to sell or deliver any Option Units except upon tender of payment by the Representative for all such Option Units.

          The Company hereby agrees to issue and sell to the Representative on the Effective Date an option ("Representative's Purchase Option") for the purchase of an aggregate of one million two hundred and fifty thousand (1,250,000) units (the "Representative's Units") for an aggregate purchase price of $100.00. Each of the Representative's Units is identical to the Firm Units, except that the Warrants included in the Representative's Units ("Representative's Warrants") have an exercise price of seven dollars and twenty cents ($7.20), which is equal to one hundred and twenty percent (120%) of the exercise price of Warrants sold to the public. The Representative's Purchase Option shall be exercisable, in whole or in part, at an initial exercise price per Representative's Unit of nine dollars and sixty cents ($9.60), which is equal to one hundred and twenty percent (120%) of the initial public offering price of a Unit, commencing on the later of (i) the consummation of the Company's initial acquisition of one or more assets or operating businesses, through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar business combination ("Business Combination") and (ii) one year from the Effective Date, and expiring on the four-year anniversary of the Effective Date (or, if earlier, the date on which the Warrants shall have been redeemed). The Representative's Purchase Option, the Representative's Units, the Representative's Warrants and

  the shares of Common Stock issuable upon exercise of the Representative's Warrants are hereinafter referred to collectively as the "Representative's Securities." The Representative understands and agrees that there are restrictions against transferring the Representative's Purchase Option.

          Delivery and payment for the Representative's Purchase Option shall be made on the Closing Date. The Company shall deliver to the Underwriter, upon payment therefor, certificates for the Representative's Purchase Option in the name or names and in such authorized denominations as the Representative may request.

        3.    Offering by the Underwriters.

          It is understood that the several Underwriters are to make a public offering of the Firm Units as soon as the Representative deems it advisable to do so. The Firm Units are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms.

          It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Units in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

        4.    Covenants of the Company.

          The Company covenants and agrees with the several Underwriters that:

          (a)   The Company will (A) prepare and timely file with the Commission under Rule 424(b) under the Act a Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A or 430C under the Act, (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Units by the Underwriters.

          (b)   The Company will not make any offer relating to the Securities that would constitute a "free writing prospectus" (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act unless the Representative approves its use in writing prior to first use.

          (c)   The Company will advise the Representative promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the General Disclosure Package or the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus, or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act. The Company will use its best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.

          (d)   The Company will cooperate with the Representative in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Securities.

          (e)   The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Preliminary Prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request. The Company will deliver to the Representative at or before the Closing Date, [            ]copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representative may reasonably request.

          (f)    The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Units as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus.

          (g)   If the General Disclosure Package is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package.

          (h)   The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the Effective Date, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the Effective Date, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 under the Act and will advise the Representative in writing when such statement has been so made available.

          (i)    Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

          (j)    The Company will use its best efforts to effect and maintain the listing of the Securities on the American Stock Exchange.

          (k)   The Company shall apply the net proceeds of its sale of the Securities as set forth in the Registration Statement, General Disclosure Package and the Prospectus and shall file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

          (l)    The Company shall cause the proceeds of the offering to be held in the Trust Fund to be invested only in "government securities" (as defined in the Trust Agreement) with specific maturity dates as set forth in the Trust Agreement and disclosed in the Prospectus. The Company will otherwise use its best efforts to conduct its business (both prior to and after the consummation of an initial Business Combination) in a manner so that it will not become subject to the Investment Company Act.

          (m)  The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

          (n)   The Company will comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Units are offered in connection with the Directed Unit Program.

          (o)   For a period of five years from the Effective Date, or such earlier time upon which the Company is required to be liquidated, the Company will use its best efforts to maintain the registration of the Securities and the Representative's Securities under the provisions of the Exchange Act. For a period of five years from the Effective Date, or such earlier time upon which the Company is required to be liquidated or the Representative shall no longer hold the Representative's Purchase Option, the Company will not deregister the Units under the Exchange Act without the prior written consent of the Representative.

          (p)   For a period of five years from the Effective Date, or until such earlier date upon which the Company is required to be liquidated, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company's financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information and the filing of the Company's Form 10-Q quarterly report.

          (q)   The Company will not consummate a Business Combination with any entity which is affiliated (as defined in Rule 405 of the Securities Act) with any Initial Stockholder unless the Company obtains an opinion from an independent investment banking firm stating the Business Combination is fair to the Company's stockholders from a financial perspective nor will it acquire Pride International, Inc.'s Latin America land and services division. The Company shall not pay any Initial Stockholder or any of their affiliates or family members any fees or compensation from the Company, for services rendered to the Company prior to, or in connection with, the consummation of an initial Business Combination; provided that the Initial Stockholders shall be entitled to reimbursement from the Company for their reasonable out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

          (r)   For a period of five years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company, upon request from the Representative, will furnish to the Representative (Attn: Syndicate Manager with a copy to: General Counsel), copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of securities, and promptly furnish to the Representative: (i) a copy of such registration statements, financial statements and periodic and special reports as the Company shall be required to file with the Commission and from time to time furnishes generally to holders of any such class of its securities; and (ii) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request, all subject to the execution of a confidentiality agreement reasonably satisfactory to the Company.

          (s)   For a period of five years from the date hereof or until such earlier time upon which the Company is required to be liquidated, the Company will not take any action or actions which may prevent or disqualify the Company's use of Form S-1 (or other appropriate form) for the registration of the Warrants and the Representative's Warrants under the Act.

          (t)    The Company will maintain a transfer agent, warrant agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Units, Common Stock and Warrants.

          (u)   In the event any person or entity (excluding attorneys, accountants, engineers, environmental or labor consultants, investigatory firms, technology consultants and specialists and similar service providers that are not affiliated or associated with the NASD and are not brokers or finders) is engaged, in writing, to assist the issuer in finding or evaluating a merger candidate, the Company will provide the following to the NASD and the Representative prior to consummation of an initial Business Combination: (i) copies of agreements governing said services (which details or agreements may be appropriately redacted to account for privilege or confidentiality concerns), and (ii) a justification as to why the person or entity providing the merger and acquisition services should not be considered an "underwriter or related person" with respect to the Company's initial public offering as such term is defined in Rule 2710(a)(6) of the NASD Conduct Rules. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the proxy statement which the Company will file for purposes of soliciting stockholder approval for the initial Business Combination.

          (v)   The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (w)  The Company shall, on the date hereof, retain its independent public accountants to audit the financial statements of the Company as of the Closing Date (the "Audited Financial Statements") reflecting the receipt by the Company of the proceeds of the initial public offering. As soon as the Audited Financial Statements become available, the Company shall promptly file a Current Report on Form 8-K with the Commission, which Report shall contain the Company's Audited Financial Statements.

          (x)   The Company shall advise the NASD if it is aware that any 5% or greater stockholder of the Company (other than the Representative or its affiliates) becomes an affiliate or associated person of an NASD member participating in the distribution of the Securities.

          (y)   The Company hereby agrees that the Company shall not issue (i) any shares of Common Stock or any options or other securities convertible into Common Stock other than in connection with a Business Combination as described in the Prospectus, or (ii) any shares of Preferred Stock which participate in any manner in the Trust Fund or which vote as a class with the Common Stock on a Business Combination.

          (z)   The Company hereby agrees that prior to commencing its due diligence investigation of any assets or operating business which the Company seeks to acquire ("Target Business") or obtaining the services of any vendor or service provider it will use its best efforts to attempt to cause the Target Business or the vendor or service provider to execute a waiver letter in the form attached hereto as Exhibit A and B, respectively. It is understood that the Company may not be able to obtain such letters in some or all circumstances and that, nonetheless, the Company may still proceed with such due diligence investigations and enter into agreements with such parties or obtaining of services, as applicable. Prior to the Closing Date, each officer and director of the Company shall execute a waiver letter in the form attached hereto as Exhibit C.

          (aa)    The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its certificate of incorporation or by-laws.

          (bb)    The Company agrees: (i) that, prior to the consummation of any Business Combination, it will submit such transaction to the Company's stockholders for their approval ("Initial Transaction Vote") even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law; and (ii) that, in the event that the Company does not effect a Business Combination within 24 months from the date of the Prospectus, the Company will be liquidated as described in the Prospectus. With respect to the Initial Transaction Vote, the Company shall cause all of the Initial Stockholders to vote the shares of Common Stock owned by them immediately prior to this offering in accordance with the vote of the holders of a majority of the IPO Shares (as defined herein) present, in person or by proxy, at a meeting of the Company's stockholders called for the Initial Transaction Vote. At the time the Company seeks approval of any potential Business Combination, the Company will offer each of the holders of the Company's Common Stock issued in this offering (the "IPO Shares") the right to convert such holder's IPO Shares at a per share price (the "Conversion Price") equal to the amount in the Trust Fund (inclusive of any interest income therein and net of taxes payable and amounts disbursed for working capital purposes) on the record date for determination of stockholders entitled to vote upon the proposal to approve such Business Combination divided by the total number of IPO Shares. If the Company elects to proceed with a Business Combination, it will convert shares, based upon the Conversion Price, from those holders of IPO Shares who affirmatively requested such conversion and who voted against the initial Business Combination. If (i) holders of a majority in interest of the IPO Shares voted are not voted in favor of any initial Business Combination or (ii) the holders of 30% or more in interest of the IPO Shares vote against approval of any potential initial Business Combination and exercise their conversion rights, the Company will not proceed with such initial Business Combination and will not convert such shares.

          (cc)    The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including, but not limited to, using its best efforts to prevent any of the Company's outstanding securities from being deemed to be a "penny stock" as defined in Rule 3a-51-1 under the Exchange Act during such period.

          (dd)    The Company agrees that the initial Target Business(es) that it acquires must have an aggregate fair market value equal to at least 80% of the Company's net assets held in the Trust Fund (net of taxes payable and amounts disbursed for working capital purposes and excluding the amount held in the Trust Fund representing a portion of the deferred underwriting discount) at the time of such acquisition. The fair market value of such business(es) must be determined by the Board of Directors of the Company based upon standards the Board believes are generally accepted by the financial community. If the Board of Directors of the Company is not able to independently determine that the Target Business(es) have an aggregate fair market value of at least 80% of the Company's net assets held in the Trust Fund (net of taxes payable and amounts disbursed for working capital purposes and excluding the amount held in the Trust Fund representing a portion of the deferred underwriting discount) at the time of such acquisition or a conflict of interest exists with respect to the transaction, the Company will obtain an opinion from an unaffiliated, independent third party appraiser, which may or may not be an investment banking firm that is a member of the NASD with respect to the satisfaction of such criteria. The Company is not required to obtain an opinion from an unaffiliated, independent third party appraiser as to the fair market value of a Target Business(es) if the Company's Board of Directors independently determines that the Target Business(es) does have sufficient fair market value.

          (ee)    The Company agrees that, prior to the consummation of a Business Combination, it will not take any action to amend or modify, and will not support, directly or indirectly, or in any way endorse or recommend that stockholders approve any amendment or modification to, the provisions of its certificate of incorporation set forth in the Prospectus under the subheading "Amended and Restated Certificate of Incorporation" under the caption "Proposed Business".

        5.    Costs and Expenses.

          The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Underwriters' Selling Memorandum, the Underwriters' Invitation Letter, the Listing Application, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Units; the Listing Fee of the American Stock Exchange; the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Units made by the Underwriters caused by a breach of a representation; and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Securities under State securities or Blue Sky Laws. The Company agrees to pay all costs and expenses of the Underwriters, including the reasonable fees and disbursements of one counsel for the Underwriters, incident to the offer and sale of Directed Units by the Underwriters to employees and persons having business relationships with the Company. The Company shall not, however, be required to pay for any of the Underwriter's expenses (other than those related to qualification under NASD regulation and State securities or Blue Sky Laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representative pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Units or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Units.

        6.    Conditions of Obligations of the Underwriters.

          The several obligations of the Underwriters to purchase the Firm Units on the Closing Date and the Option Units, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

          (a)   The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus shall have been filed as required by Rules 424, 430A, 430C or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Units.

          (b)   The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinions of Ellenoff, Grossman & Schole LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

              (i)  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; the Company is duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, or in which the failure to qualify would have a materially adverse effect upon the business of the Company.

             (ii)  The Company has authorized and outstanding capital stock as set forth in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package); the authorized securities of the Company have been duly authorized; the outstanding securities have been duly authorized and validly issued and are fully paid and non-assessable; all of the Securities and the Representative's Securities, and each agreement filed as an exhibit to the Registration Statement conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus; the certificates for the Securities and the Representative's Securities, assuming they are in the form filed with the Commission, are in due and proper form; the shares of Common Stock, including the Option Units, if any, to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and no preemptive rights of holders of any security exist with respect to any of the Securities and the Representative's Securities or the issue or sale thereof.

            (iii)  The shares of Common Stock that constitute the Securities and the Representative's Securities have been duly authorized and, when issued and paid for in accordance with the terms thereof, will be validly issued, fully paid and non-assessable. When issued, the Representative's Purchase Option, the Representative's Warrants and the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby and such Warrants, the Representative's Purchase Option, and the Representative's Warrants, when issued, in each case, are enforceable against the Company in accordance with their respective terms.

            (iv)  Except as described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Securities or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

             (v)  The Registration Statement has become effective under the Act and, to the best of the knowledge of such counsel, no stop order proceedings with respect thereto and no proceeding for that purpose or pursuant to Section 8A of the Act have been instituted or are pending or threatened under the Act.

            (vi)  The Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements and related schedules therein.)

           (vii)  The statements under the captions "Risk Factors," "Comparison to offerings of blank check companies," "Description of Securities" and "[                        ]" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters.

          (viii)  Such counsel does not know of any contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

            (ix)  Such counsel knows of no material legal or governmental proceedings pending or threatened against the Company except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, in each case as of the Applicable Time.

             (x)  The execution and delivery of this Agreement, the Warrant Agreement, the Representative's Purchase Option, the Escrow Agreement, the Trust Agreement and the Lease Agreement, the consummation of the transactions contemplated therein and herein and the issuance and sale of the Securities and Representative's Securities do not and will not conflict with or violate any of the terms or provisions of the charter or by-laws of the Company, or conflict with or result in a breach of, or default under, any of the terms or provisions of any material indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the

    Subsidiaries may be bound, or violate any judgment, order or decree applicable to the Company of any court, domestic or foreign, or of any federal, state or other regulatory authority or other governmental body having jurisdiction over the Company, its properties or assets.

            (xi)  This Agreement has been duly authorized, executed and delivered by the Company.

           (xii)  The Warrant Agreement, the Lease Agreement, the Trust Agreement, the Escrow Agreement and the Representative's Purchase Option have each been duly and validly authorized and, when executed and delivered by the Company, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

          (xiii)  No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the NASD or as required by State securities and Blue Sky Laws as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

          (xiv)  The Company is not, and will not become, as a result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the 1940 Act.

           (xv)  Upon delivery and payment for the Firm Units on the Closing Date, the Company will not be subject to Rule 419 under the Act and none of the Company's outstanding securities will be deemed to be a "penny stock" as defined in Rule 3a-51-1 under the Exchange Act.

          In rendering such opinion Ellenoff, Grossman & Schole LLP may rely as to matters governed by the laws of states other than New York or federal laws on local counsel in such jurisdictions, provided that in each case Ellenoff, Grossman & Schole LLP shall state that they believe that they and the Underwriters are justified in relying on such other counsel. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, at the time it became effective under the Act (including the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rules 430A or 430C under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the General Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements and schedules and other financial data therein). With respect to such statement, Ellenoff, Grossman & Schole LLP may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

          (c)   The Representative shall have received an opinion and statement of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated the Closing Date or the Option Closing Date, as the case may be, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

          (d)   The Representative shall have received at or prior to the Closing Date from Skadden, Arps, Slate, Meagher & Flom LLP a memorandum or summary, in form and substance satisfactory to the Representative, with respect to the qualification for offering and sale by the Underwriters of the Securities under the state securities or Blue Sky Laws of such jurisdictions as the Representative may reasonably have designated to the Company.

          (e)   The Representative shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Representative, of UHY LLP confirming that it is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable Rules and Regulations and the PCAOB and stating that in their opinion the financial statements and schedules examined by it and included in the Registration Statement, the General Disclosure Package and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

          (f)    The Representative shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

              (i)  The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

             (ii)  The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

            (iii)  All filings required to have been made pursuant to Rules 424, 430A or 430C under the Act have been made as and when required by such rules;

            (iv)  He or she has carefully examined the General Disclosure Package and, in his or her opinion, as of the Applicable Time, the statements contained in the General Disclosure Package did not contain any untrue statement of a material fact, and such General Disclosure Package, when considered together with the General Disclosure Package, did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

             (v)  He or she has carefully examined the Registration Statement and, in his or her opinion, as of the effective date of the Registration Statement, the Registration Statement and any amendments thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made and since the Effective Date, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment;

            (vi)  He or she has carefully examined the Prospectus and, in his or her opinion, as of its date and the Closing Date or the Option Closing Date, as the case may be, the Prospectus and any amendments and supplements thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

           (vii)  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising in the ordinary course of business.

          (g)   The Company shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.

          (h)   The Firm Units and Option Units, if any, shall have been duly listed, subject to notice of issuance, on the American Stock Exchange.

          (i)    The Company shall have delivered to the Representative executed copies of the Escrow Agreement, the Trust Agreement, the Warrant Agreement, the Lease Agreement and each of the Insider Letters.

          (j)    On the Closing Date, the Company shall have delivered to the Representative executed copies of the Representative's Purchase Option.

          (k)   The Company shall have deposited into the Trust Fund the six million dollars ($6,000,000) in proceeds received by the Company as consideration for the sale to the Initial Stockholders of 3,000,0000 Warrants and 375,000 Units in a private placement completed prior to the Closing Date.

          The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representative and to Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters.

          If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing at or prior to the Closing Date or the Option Closing Date, as the case may be.

          In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

        7.    Conditions of the Obligations of the Company.

          The obligations of the Company to sell and deliver the portion of the Securities and the Representative's Securities required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

        8.    Indemnification.

          (a)   The Company agrees:

            (1)   to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, the Prospectus or any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 herein; and

            (2)   to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Securities, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

          (b)   Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 herein. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

          (c)   In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

          (d)   The Company, agrees to indemnify and hold harmless DBSI and its affiliates and each person, if any, who controls DBSI or its affiliates within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Unit Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Units that the Participant has agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Unit Program other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of DBSI.

          (e)   To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company, and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (f)    In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

          (g)   Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Units and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

        9.    Default by Underwriters.

          If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Units which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), the Representative of the Underwriters, shall use its reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Units which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours the Representative, shall not have procured such other Underwriters, or any others, to purchase the Units agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Units to be purchased on the Closing Date or the Option Closing date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Units which they are obligated to purchase hereunder, to purchase the Units which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Units with respect to which such default shall occur exceeds 10% of the Units to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company or the Representative will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Sections 5 and 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        10.    Notices.

          All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005; Attention: Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 60 Wall Street,

  New York, New York 10005, Attention: General Counsel; with a copy to Gregg A. Noel, Esq., Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Los Angeles, California 90071; if to the Company, to Vantage Energy Services, Inc., 777 Post Oak Blvd., Suite 610, Houston, Texas 77056, Attn: Chief Executive Officer, with a copy to: Douglas Ellenoff, Esq., Ellenoff, Grossman & Schole LLP, 370 Lexington Avenue, New York, New York 10017.

        11.    Termination.

          This Agreement may be terminated by the Representative by notice to the Company (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Units) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, as in effect as of the Applicable Time, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) if the effect of such outbreak, escalation, declaration, emergency, calamity or crisis on the financial markets of the United States would, in the Representative's judgment, materially impair the investment quality of the Securities, (iii) any material change in economic or political conditions if the effect of such change on the financial markets of the United States would, in the Representative's judgment, materially impair the investment quality of the Securities, (iv) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Global Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (v) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the Representative's opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (vi) the declaration of a banking moratorium by United States or New York State authorities, (vii) the suspension of trading of the Company's Units by the American Stock Exchange, the Commission, or any other governmental authority or, (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the Representative's reasonable opinion has a material adverse effect on the securities markets in the United States; or (b) as provided in Sections 6 and 9 of this Agreement.

        12.    Successors.

          This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Units from any Underwriter shall be deemed a successor or assign merely because of such purchase.

        13.    Information Provided by Underwriters.

          The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, or the Prospectus consists of the information set forth in the third, twelfth, thirteenth and fourteenth paragraphs under the caption "Underwriting" in the Prospectus.

        14.    Miscellaneous.

          The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers, and (c) delivery of and payment for the Units under this Agreement.

          The Company acknowledges and agrees that each Underwriter in providing investment banking services to the Company in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company does not intend such Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust.

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

          The Company agrees that any suit, action or proceeding against it brought by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State court or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,
VANTAGE ENERGY SERVICES, INC.
By

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

DEUTSCHE BANK SECURITIES INC.
As Representative of the several Underwriters listed on Schedule I
By:	Deutsche Bank Securities Inc.
By	Authorized Officer
By	Authorized Officer

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Underwriter	Number of Firm Units to be Purchased
Deutsche Bank Securities Inc.	[ ]
Legend Merchant Group, Inc.
Total	25,000,000

S-I-1

SCHEDULE II

None.

S-II-1

SCHEDULE III

SCHEDULE OF INITIAL STOCKHOLDERS

Paul. A. Bragg

Christopher G. DeClaire

Jorge E. Estrada M.

Marcelo D. Guiscardo

John C.G. O'Leary

John Russell

S-III-1

EXHIBIT A

Vantage Energy Services, Inc.

Gentlemen:

        Reference is made to the Final Prospectus of Vantage Energy Services, Inc. (the "Company"), dated                        , 2007 (the "Prospectus"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus.

        We have read the Prospectus and understand that the Company has established a trust account at Deutsche Bank Trust Company Americas, maintained by Continental Stock Transfer and Trust Company, acting as Trustee, as described in the Prospectus (the "Trust Fund"), initially in an amount of $[197,000,000] for the benefit of the public stockholders and that Company may disburse monies from the Trust Fund only (i) to the public stockholders in the event of the conversion of their shares or the liquidation of the Company, (ii) to the Company in an aggregate amount of up to $2,250,000 of interest accrued from the Trust Fund for working capital or (iii) to the Company after it consummates an initial Business Combination.

        For and in consideration of the Company agreeing to evaluate the undersigned for purposes of consummating an initial Business Combination with it, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund (the "Claim") and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

Print Name of Target Business
Authorized Signature of Target Business

A-1

EXHIBIT B

Vantage Energy Services, Inc.

Gentlemen:

        Reference is made to Vantage Energy Services, Inc. (the "Company"), dated                        , 2007 (the "Prospectus"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus.

        We have read the Prospectus and understand that the Company has established a trust account at Deutsche Bank Trust Company Americas, maintained by Continental Stock Transfer and Trust Company, acting as Trustee, as described in the Prospectus (the "Trust Fund"), initially in an amount of $[197,000,000] for the benefit of the public stockholders and that the Company may disburse monies from the Trust Fund only (i) to the public stockholders in the event of the conversion of their shares or the liquidation of the Company, (ii) to the Company in an aggregate amount of up to $2,250,000 of interest accrued from the Trust Fund for working capital or (iii) to the Company after it consummates an initial Business Combination.

        For and in consideration of the Company engaging the services of the undersigned, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund (the "Claim") and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

Print Name of Vendor or Service Provider
Authorized Signature of Vendor or Service Provider

B-1

EXHIBIT C

Vantage Energy Services, Inc.

Gentlemen:

        Reference is made to the final prospectus of Vantage Energy Services, Inc. (the "Company"), dated                        , 2007 (the "Prospectus"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Prospectus.

        The undersigned hereby acknowledges that the Company has established a trust account at Deutsche Bank Trust Company Americas, maintained by Continental Stock Transfer and Trust Company, acting as Trustee, as described in the Prospectus (the "Trust Fund"), initially in an amount of $[197,000,000] for the benefit of the public stockholders in accordance with and subject to the terms of this letter.

        The undersigned hereby waives any right, title, interest or claim of any kind on or to any monies in the Trust Fund (the "Claim") the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever, except to the extent the undersigned is entitled to be indemnified by the Company pursuant to the Company's amended and restated certificate of incorporation.

        The undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject to as a result of any claim by (i) any vendor or service provider that is owed money by the Company for services rendered or products sold to the Company prior to the initial Business Combination and (ii) prospective target businesses for fees and expenses of third parties that the Company agreed in writing to pay in the event the Company does not consummate a Business Combination with such business; but, in each case, only to the extent necessary to ensure that the amount in the Trust Fund is not reduced. Nothing contained in this paragraph shall be construed to suggest that the undersigned may be held personally liable for any loss, liability claims, damage or expense which the Company may become subject to other than as set forth in the preceding sentence.

Print Name of Officer/Director

Authorized Signature of Officer/Director

C-1

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28,750,000 Units VANTAGE ENERGY SERVICES, INC.
UNDERWRITING AGREEMENT
SCHEDULE I SCHEDULE OF UNDERWRITERS
SCHEDULE II
EXHIBIT A
EXHIBIT B
EXHIBIT C